As filed with the Securities and Exchange Commission on December 17, 2007

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VGTEL, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	01-0671426
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Ingrid Road
Setauket, NY	11733-2218
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. o	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. o

Securities Act registration statement file number to which this form relates:	333-134408
(If applicable)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. o

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. þ

Securities to be registered pursuant to Section 12(b) of the Act:	Not Applicable

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.0001 par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, filed with the Commission on Novebmer  21, 2007 (Commission File Number 333-134408) is incorporated by reference herein.

Item 2. Index to Exhibits.

The Exhibits contained in Registrant's Registration Statement on Form SB-2, filed with the Commission on the dates referenced below (Commission File Number 333-134408)  is incorporated by reference herein.

EXHIBITS:

	SEC Reference Number	Title of Document	Location
Exhibit	3.1	Articles of Incorporation	*
Exhibit	3.2	Amendments to Articles of Incorporation	*
Exhibit	3.3	By Laws	*
Exhibit	5.1	Opinion & Consent of William O'Neal ESQ.	****
Exhibit	10.1	Asset Purchase Agreement	*
Exhibit	10.2	Kanaga Development Agreement	*
Exhibit	10.3	Platin Ltd. Orders dated January 15, 2006 and June 12, 2006	**
Exhibit	10.4	Brain & Power Ltd. Agreement	*
Exhibit	10.5	Contract with Internet Gold	**
Exhibit	23.1	Consent of N. Blumenfrucht CPA PC	****
Exhibit	99.13	Officer's Loan Agreement	*
Exhibit	99.14	Officer's Amendment to Credit Facility	**
Exhibit	99.15	Officer's Amendment #2 to Credit Facility Waiver of Interest	***
Exhibit	99.A-4	Form of Subscription Agreement	**
Exhibit	99.A-5	Form of Warrant Series A	**
Exhibit	99.A-6	Form of Warrant Series B	**
Exhibit	99.A-7	Form of Warrant Series C	**
Exhibit	99.A-8	Form of Warrant Series D	**
Exhibit	99	Code of Ethics	*

* Incorporated by reference to the SB-2 Registration Statement filed on June 16, 2006

** Incorporated by reference to the SB-2/A Registration Statement filed on November 14, 2006

***Incorporated by reference to SB-2/A Registration Statement filed on August 22, 2007

****Incorporated by reference to SB-2/A Registration Statement filed on November 21, 2007

* * *Exhibit Attached.

**Exhibit 4.1: Specimen Common Share Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VGTel, Inc.

Date: December 17, 2007	By:	/s/ Ron Kallus

President, Chief Executive, & Accounting Officer